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                                                                     EXHIBIT 3.1

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/07/2000
                                                          001343350 - 2817630

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         AMERICAN XTAL TECHNOLOGY, INC.

         (Pursuant to Section 242 of the General Corporation Law of the
                               State of Delaware)

     AMERICAN XTAL TECHNOLOGY, INC., a Delaware corporation (the "Corporation"), hereby certifies:

1. That the Corporation's Certificate of Incorporation is hereby amended as follows:

Article FIRST is hereby amended to read in full as follows:

     FIRST: The name of the corporation is AXT, Inc.

2. The proposed amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by a duly authorized officer on this 6 day of July, 2000.


                                   By: /s/ MORRIS S. YOUNG
                                       -----------------------------------------
                                       Morris S. Young, President and
                                       Chief Executive Officer